| Filed in the Office of | Business Number E0609422012-3 |
| --- | --- |
| FVAguilar Secretary of State State Of Nevada | Filing Number 20265630779 |
| | Filed On 3/30/2026 8:00:00 AM |
| | Number of Pages 1 |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

| | |
| --- | --- |
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State: TON Strategy Company<br>Entity or Nevada Business Identification Number (NVID): E0609422012-3 |
| **2. Document:** | Name of document with inaccuracy or defect: Certificate of Amendment |
| **3. Filing Date:** | Filing date of document which correction is being made: September 27, 2024 |
| **4. Description:** | Description of inaccuracy or defect:<br>The document incorrectly omits the effective date and time. |
| **5. Correction:** | Correction of inaccuracy or defect:<br>The document is hereby corrected to state its effective date and time as October 9, 2024, at 12:01 a.m., Pacific Time. |
| **6. Signature:** (Required) | X [signature] Signature    3/29/2026 Date |

This form must be accompanied by appropriate fees.